Exhibit 10.12

SECOND AMENDMENT TO SUBLEASE

[Berwind Leasehold Premises]

THIS SECOND AMENDMENT TO SUBLEASE (the “Amendment”), effective August 31st, 2016, is by and between RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company (“Sublessor”), and RAMACO RESOURCES, LLC, a Delaware limited liability company (“Sublessee”).

Recitals

WHEREAS, Sublessor and Sublessee entered into that certain Sublease dated August 20, 2015, as amended by that certain First Amendment to Lease Agreement and Sublease dated February 12, 2016 by and among Berwind Land Company (“Berwind”), Sublessor, and Sublessee, and as extended by that certain Extension of First Amendment to Lease Agreement and Sublease dated June 2, 2016 by and among Berwind, Sublessor, and Sublessee (collectively, the “Sublease”), pursuant to which Sublessor subleased to Sublessee the right to mine the Subleased Premises leased pursuant to the Base Lease, as defined in the Sublease; and

WHEREAS, to induce certain investors to provide debt or equity financing to Sublessee in order to facilitate development of mining operations on the Subleased Premises, which will inure to the benefit of Sublessor, Sublessor and Sublessee desire to modify certain terms of the Sublease pursuant to this Amendment.

Agreement

NOW, THEREFORE, in consideration of One Dollar cash-in-hand paid, the mutual agreements of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. Notwithstanding anything contained in the Sublease to the contrary, from and after the date hereof, Sublessee shall timely pay directly to the Base Lessor, as defined in the Sublease, rather than to Sublessor, those amounts required to be paid pursuant to Section 3.1 (Tonnage Royalty), Section 3.3 (Minimum Annual Royalty; Bonus Payment), Section 3.5 (Wheelage), and Section 6.3 (Taxes) of the Sublease.

2. Notwithstanding anything contained in the Sublease to the contrary, Sublessor shall use its commercially reasonable efforts to obtain from the Base Lessor, within forty five (45) business days following the date of this Amendment, a written estoppel, non-disturbance and waiver agreement, in a form reasonably acceptable to Sublessee and the Base Lessor, pursuant to which the Base Lessor: (a) confirms that Sublessor is in compliance with all terms and conditions applicable to Sublessor under the Base Lease; (b) agrees that in the event of a default by Sublessor of any of its obligations under the Base Lease, the Base Lessor shall provide written notice thereof to Sublessee, and thereupon, Sublessee shall have the right to cure such default within the cure period set forth for such default specified in the Base Lease, with such cure period with respect to Sublessee commencing upon written notice thereof to the Sublessee; and (c) agrees that in the event it exercises its right to terminate the Base Lease following any default by Sublessor, and not Sublessee, it shall agree in writing to recognize Sublessee’s possession and rights under the Sublease and not disturb or impair Sublessee’s rights to quiet enjoyment of the Subleased Premises as long as Sublessee is not in default of any of its obligations under the Sublease beyond any applicable cure period. Nothing contained in this section shall require Sublessor or Sublessee to pay any monies or fees to Base Lessor, accede to any modifications or amendment to the Base Lease, or make any concessions to obtain such estoppel, non-disturbance and waiver agreement. Sublessor and Sublessee shall each immediately provide to the other copies of notices received from, or given to, Base Lessor pursuant hereto or to the Base Lease.

3. Except as expressly modified herein, all other terms and conditions of the Sublease shall continue to remain in full force and effect. To the extent of any conflicts between the language of the Sublease and the language of this Amendment, the language of this Amendment shall control.

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IN WITNESS WHEREOF, the Sublessor acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

SUBLESSOR: RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Its:	Authorized Agent

SECOND AMENDMENT TO SUBLEASE

SIGNATURE PAGE OF SUBLESSOR

IN WITNESS WHEREOF, the Sublessee acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

SUBLESSEE: RAMACO RESOURCES, LLC, a Delaware limited liability company

By:	/s/ Michael D. Bauersachs
Name:	Michael D. Bauersachs
Its:	Authorized Agent

SECOND AMENDMENT TO SUBLEASE

SIGNATURE PAGE OF SUBLESSEE